CANADA

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi sur les corporations commerciales canadiennes

GRANDAD RESOURCES LIMITED — Name of Corporation – Nom de la corporation

26594-2 — Number – Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

Je certifie par les présentes que les statuts de la corporation mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l'article 13 de la Loi sur les corporations commerciales canadiennes conformément à l'avis ci-joint;
(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l'article 27 de la Loi sur les corporations commerciales canadiennes tel qu'indiqué dans les statuts de modification ci-joints désignant une série d'actions;
(c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l'article 171 de la Loi sur les corporations commerciales canadiennes tel qu'indiqué dans les statuts de modification ci-joints;
(d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization.	☐	(d) en vertu de l'article 185 de la Loi sur les corporations commerciales canadiennes tel qu'indiqué dans les statuts de réorganisation ci-joints.

Deputy Director – Directeur

June 13, 1978

Date of Amendment – Date de la modification

CANADA BUSINESS CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT (SECTION 27 OR 171)

LOI SUR LES CORPORATIONS COMMERCIALES CANADIENNES

FORMULE 4

STATUTS DE MODIFICATION (ARTICLE 27 OU 171)

1 – Name of Corporation – Nom de la corporation	2 – Corporation No. – Nº de la corporation
GRANDAD RESOURCES LIMITED	26594-2

3 – The articles of the above-named corporations are amended as follows: — Les statuts de la corporation ci-haut mentionnée sont modifiés de la façon suivante:

3. The class and maximum number of shares that the Corporation is authorized to issue are as follows:

The capital of the Corporation shall continue to consist of five million (5,000,000) shares without nominal or par value but all the rights, privileges, restrictions and conditions heretofore attached thereto are hereby deleted.

Date	Signature	Description of Office – Description du poste
June 9, 1978	[signature]	Secretary-Treasurer and Director

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

Filed – Déposée: June 22, 1978

CCA-1387